Exhibit 10.3
REUNION HOSPITALITY TRUST, INC.
, 2010
Ladies and Gentlemen:
     This letter sets forth the agreement (the “Agreement”) between Reunion Hospitality Trust, Inc., a Maryland Corporation (the “Company”), and (the “Sponsor”), in connection with the services to be provided by the Sponsor. The Company expects to complete an initial public offering of its common stock (the “Offering”), and this letter will confirm the agreement between the Company and the Sponsor that, commencing on the date of the consummation of the Offering (the “Effective Date”) and continuing until the earlier of the satisfaction of the Capital Deployment Hurdle (as described in the final prospectus (the “Prospectus”) contained in the Company’s registration statement on Form S-11 (File No. 333-165622) relating to the Offering) or the Company’s liquidation and dissolution (the “Termination Date”), the Sponsor shall:
     (i) provide administrative services as may be required by the Company from time to time, including the administration of the Company’s day-to-day activities;
     (ii) provide office space to the Company for use by the Company’s employees and service providers for purposes of conducting the Company’s business;
     (iii) perform accounting and comptroller-related services for the Company, including correspondence with the Company’s auditors;
     (iv) provide investment advisory services to the Company, including, without limitation:
     (a) financial advice and services in connection with potential Permitted Investments (as described in the Prospectus);
     (b) financial advice and services in connection with public or private equity and debt financing;
     (c) financial advice and services, including assistance with respect to matters such as cash management, treasury and financial controls;
     (d) corporate planning and corporate development advice and services;
     (e) strategic planning, including with respect to Permitted Investments;
     (f) public relations and press relations advice and services; and
     (g) such other advice and services necessitated by the ordinary course of the Company’s business, as the Company may reasonably request from time to time; and
     (v) advance funds to the Company at such times and in such amounts as agreed to between the Company and the Sponsor.
     The Company undertakes to reimburse the Sponsor, monthly in arrears, all reasonable, direct third-party out-of-pocket expenses incurred by the Sponsor in performing the services under this Agreement. Furthermore, to the extent the Company has commitments to its employees (including, without limitation, health, vision, dental, disability and life insurance benefits) and the Sponsor covers any reasonable third-party out-of-pocket expenses in connection with such commitments, the Company shall reimburse the Sponsor for the full amount of such reasonable third-party out-of-pocket expenses monthly in arrears. The Company also undertakes to repay any advances made by the Sponsor to the Company as soon as practicable after the time at which such funds are advanced to the Company, but in no event later than such time as the Capital Deployment Hurdle is satisfied. Until such time as the Capital Deployment Hurdle is satisfied, the funds for reimbursement will be provided solely from Non-Escrowed Proceeds and other Permitted Investment Withdrawals (as such terms are defined in the Prospectus).

Any expenses incurred or advances made to the Company by the Sponsor in excess of the funds constituting Non-Escrowed Proceeds or Permitted Investment Withdrawals will not be repaid upon any liquidation of the escrow account in connection with the Company’s failure to satisfy the Capital Deployment Hurdle within 12 months of the consummation of the Offering. If the Company satisfies the Capital Deployment Hurdle and all funds are released from the escrow account within such prescribed time period, any expenses and/or advances made by the Sponsor to the Company and permitted under this Agreement may be repaid from the funds previously held in the escrow account. For the avoidance of any doubt, all out-of-pocket costs associated with sourcing and/or pursuing any Permitted Investment will be at the sole expense of the Company, and the Sponsor shall not be responsible for any such costs.
     The Sponsor acknowledges the Company will establish an escrow account with the net proceeds of the initial public offering and concurrent private placement of the Company’s securities for the benefit of the stockholders of the Company that participate in such initial public offering and such concurrent private placement, and hereby agrees that the Sponsor or any of its valid assigns will not have any right, title, interest or claim of any kind in or to any monies in any such escrow account (each a “Claim”), and hereby waives any Claim it may have in the future prior to the closing of the escrow account as a result of, or arising out of, any negotiations, contracts or agreements with the Company, including this Agreement and the transactions contemplated hereby, and will not seek recourse against any such escrow account for any reason whatsoever.

Very truly yours, REUNION HOSPITALITY TRUST, INC.
By:
Name:
Title:

AGREED TO AND ACCEPTED BY:

By:
Name:
Title: